Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

OPAL Fuels Inc.
White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-273584 and No. 333-266757) and Form S-8 (No. 333-267713) of OPAL Fuels Inc. of our report dated March 17, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

Melville, New York
March 17, 2025